Exhibit 10.32

MASTER MARKETING AGREEMENT
THIS MASTER MARKETING AGREEMENT (this “Agreement”), dated September 7, 2016 (the “Effective Date”), is between GroupM Worldwide, Inc (d/b/a Modi Media), a Delaware corporation (“Agency”), and Murphy’s Marketing Services, Inc., a Florida corporation (“Company” or “Papa Murphy’s”).

RECITALS

A.    Company is engaged in the business of providing take and bake pizza and related food product sales through corporate and franchised retail stores throughout North America.

B.    Agency is engaged in the business of providing advertising and marketing services.

C.    Papa Murphy’s and Agency desire to enter into this Agreement to allow Agency to provide certain advertising and marketing services (as described herein) on a non-exclusive, project basis subject to the terms and conditions of this Agreement.

Now, therefore, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.    Services; Work Orders; Change Orders.

a.    Services. During the term of this Agreement, Company shall authorize Agency, on a non-exclusive basis, to perform various advertising and/or marketing projects for Company and its affiliates pursuant to mutually executed Work Orders (defined below) and Change Orders (defined below) (collectively, the “Services”). Each Work Order and Change Order shall be subject to the terms and conditions of this Agreement. In the event there is a conflict between the terms of this Agreement and a Work Order or Change Order, the terms of this Agreement shall control unless otherwise expressly specified in such Work Order or Change Order.

b.    Work Orders. Company shall authorize the performance of Services to be performed by Agency by issuing written Work Orders from time to time substantially in the form of Exhibit A attached hereto and incorporated herein for all purposes, and such Work Orders shall not take effect until mutually executed by both parties (as amended, modified or supplemented by any applicable Change Orders, the “Work Orders”).

c.    Change Orders. If Company desires to change, modify or supplement the Services under a particular Work Order or if the Agency believes a Work Order needs to be changed, modified or supplemented, the requesting party shall request such changes, modifications or supplemental actions pursuant to a Change Order substantially in the form of Exhibit B attached hereto and incorporated herein for all purposes (the “Change Order”). Agency and Company shall mutually agree to the changes or modifications to the Services as set forth in the applicable Change Order or the description of the supplemental Services described therein. If a Change Order will result in an increase or decrease in 25% or more of the total compensation provided in the related Work Order, the parties shall each execute the Change Order reflecting such agreement. If a Change Order will not result in an increase or decrease in 25% or more of the total compensation provided in the related Work Order, the parties shall merely confirm the Change Order in writing, via email, facsimile, U.S. mail or other correspondence.

2.    Invoices and Payments.

a.    Agency shall render invoices monthly for Services performed for Company, and Company shall pay such invoices within thirty (30) days from the date of invoice.

b.    Agency shall render invoices monthly for all reasonable travel and out-of-pocket expenses incurred by Agency in connection with the performance of the Services, and Company shall pay such invoices within thirty (30) days of the date of invoice.

c.    The invoices submitted to Company shall show a description of Services performed during the period and detailed charges for Agency. In addition, any fees quoted shall include any applicable taxes. Agency’s invoices shall reflect, and Company shall pay, all applicable sales, use, excise, value added and other taxes associated with Company’s receipt of the Services and Deliverables hereunder, excluding taxes on Agency’s income.

d.    If Company disputes any invoice, Company shall timely pay the undisputed portion and promptly notify Agency in writing of the nature of the dispute as to the remainder, and the parties will use their best efforts to resolve the dispute expeditiously.

e.    In the event payments are not received by Agency within ten (10) days after becoming due, Agency may: (i) charge interest on any such unpaid amounts at a rate of 1.5% per month or, if lower, the maximum amount permitted under applicable law, from the date such payment was due until the date paid and (ii) suspend performance for all Services until payment has been made in full.

3.    Independent Contractor.

a.    The parties acknowledge and agree that Agency and Company are, and at all times during this Agreement shall remain, independent contractors in relation to each other, and that neither party nor its employees or other representatives are authorized to make any representations or any commitment on the other party's behalf unless previously authorized by such party in writing. Each party’s obligations to the other hereunder are exclusively contractual in nature. Neither this Agreement nor the performance of Services shall, or be deemed to, create a partnership, joint venture, agency, fiduciary or employment relationship or any other legal relationship between the parties. Agency’s personnel shall not be deemed employees or agents of Company, and Agency has and hereby retains the right to exercise full control of and supervision over the performance, employment, direction, compensation and discharge of any and all of Agency’s employees performing Services hereunder. Agency shall be responsible for all employment withholding or other tax liability of any kind or nature arising in respect of Agency’s employees.

4.    Termination.

a.    Term of Agreement. This Agreement shall remain in full force and effect for a term of one (1) year following the Effective Date and shall be automatically renewed for an additional one (1) year term on the anniversary date of this Agreement and each year thereafter, unless (i) no later than ninety (90) days prior to any anniversary date, one party notifies the other party of its intention not to renew the Agreement or (ii) this Agreement is terminated earlier as provided herein.

b.    Termination.

i.    Company or Agency may terminate this Agreement or any Work Orders at any time for convenience upon ninety (90) days prior written notice to the other party. The respective rights and responsibilities of Agency and Company, including, without limitation, payment obligations, will continue in full force during the notice period. Upon such termination of this Agreement or any Work Order, Company shall promptly pay Agency for all Services rendered and expenses incurred and unrecoverable prior to the effective date of the termination of this Agreement or the applicable Work Order(s) or Services.

ii.    Either party also may terminate this Agreement at any time if: (aa) the other party materially breaches any of its obligations hereunder or under a Work Order and such breach has not been cured within thirty (30) days of written notice specifying the nature of the breach; (bb) either party attempts to assign this Agreement or any obligation hereunder without the other party’s consent, except as otherwise allowed hereunder; or (cc) any assignment is made of the other party’s business for the benefit of creditors.

iii.    Company shall have the right to modify, reject, cancel or stop any and all schedules or work in progress; and in such event Agency shall take proper steps to carry out Company’s reasonable instructions. In the event of any such modification, rejection or cancellation by Company, Company (a) assumes liability for all commitments entered into by Agency on Company’s behalf; (b) shall reimburse Agency for all expenses incurred in connection with carrying out Company’s instructions under this subsection; and (c) shall pay Agency any related service charges in accordance with this Agreement. In addition, in the event that such modification, rejection, or cancellation results in a reduction of more than ten percent (10%) of the compensation that would otherwise be due to Agency pursuant to the then-current Work Order, Company shall continue to be responsible for the original compensation that would have been due to Agency in the absence of such reduction, for a period of ninety (90) days after the date of written notice of such reduction.

c.    Consequences of Termination.

i.    Upon the expiration or termination of this Agreement or any Work Order or other Services, upon full and final payment, Agency shall return to Company all materials and items furnished to Agency by Company hereunder or developed by Agency in the performance of the Services under this Agreement.

ii.    For the avoidance of doubt, no termination of this Agreement or cancellation or termination of a Work Order shall relieve Company from any obligation to pay Agency the compensation for any Services rendered (including services requested and agreed to by Company in connection with the termination) or out of pocket expenses incurred prior to such effective date of termination. In addition, this Agreement, including, without limitation, the compensation provisions set forth herein, shall apply to any Services performed by Agency after termination of this Agreement, notwithstanding such termination.

iii.    Sections 4(c), 7, 9, 11 and 13 through 21 of this Agreement shall survive the expiration or termination of this Agreement for any reason.

5.    Deliverables; Approval.

a.    Upon full payment, (ii) Company shall own all work identified in the applicable Work Order and prepared uniquely for Company hereunder, excluding any third party research and materials included in such reports; and (ii) all video or television media plans, brochures, ad slicks, posters, direct mail pieces, email, data, written material or any other media prepared by Agency’s personnel for Company in the performance of Services (collectively, the “Deliverables”) as a “work made for hire” as that term is defined in the Copyright Revision Act of 1976, 17 U.S.C. §101 et seq and the copyright therein shall be owned by Company, worldwide, for all purposes. In addition, all intellectual property rights incorporated within such Deliverables shall become the exclusive property of Company upon payment of Agency’s invoices associated with each such Deliverable. Upon such payment, Agency agrees to assign to Company all intellectual property rights in such Deliverables whether or not by right of trademark, copyright, trade secret or otherwise and whether or not subject to protection by copyright or trademark laws. Agency agrees to execute all documents which Company reasonably determines to be necessary or convenient for use in applying, perfecting or enforcing trademarks, copyrights or other intellectual property rights in the Deliverables.

Agency will retain exclusive ownership of all (a) its know-how, concepts, techniques, methodologies, ideas, templates, routines, sequences, software, firmware, designs, scripts, interfaces, programming code, applets, executables, objects, files, utilities and tools that existed prior to the performance of Services hereunder (collectively, “Agency’s Elements”) and (b) ideas, concepts, techniques and know-how discovered, created or developed by Agency during the performance of Services that are of general application and that are not based on or derived from Company’s Confidential Information. To the extent the Deliverables incorporate Agency’s Elements, Agency gives Company a non-exclusive, non-transferable (except to Company’s affiliates, subsidiaries or successors), perpetual, royalty-free, worldwide right to use such Agency Elements solely in connection with such Deliverables. For clarity, all improvements, modifications, and enhancements of Agency Elements shall also remain the sole property of Agency.

b.    Notwithstanding the foregoing, all materials, rights, and intellectual property owned by third parties (such as talent rights, photography, artwork, props and music, and any open source software or code) and incorporated into the Deliverables shall remain the sole and exclusive property of such third parties, and Company agrees to use such third party materials consistent with the restrictions, limitations, obligations and disclaimers for such third party materials communicated to Company in writing. Further, Company shall receive under the third party sublicense only such rights and warranties as are offered by such third party licensor who shall be solely responsible to Company for such materials.

c.    Agency will submit to Company for approval all Deliverables, which Company shall review and respond to Agency within ten (10) business days of receipt thereof of its acceptance or rejection of the applicable Deliverables. In the case of a rejection of any of the Deliverables, Company shall provide Agency in writing all details related to the basis for rejection of such Deliverables provided that any such rejection by Company must be solely based on whether or not Agency has materially conformed to the mutually agreed upon written specifications set forth in the Work Order (a “Deficiency”). To the extent Company fails to respond within ten (10) business days or otherwise publicly uses the Deliverables, such Deliverables shall be deemed accepted by Company. If a Deficiency is claimed by Company, and such Deficiency is not due to an act or omission of Company and/or a failure to cooperate with Agency in accordance the terms of this Agreement (and/or the applicable Work Order), Agency shall, within a mutually agreed upon time frame, revise the applicable Deliverable at Agency’s own expense, redeliver the applicable Deliverable, and the acceptance procedure described herein will be followed again. If, following resubmission by Agency of the applicable Deliverable, Company rejects such Deliverable again and claims a Deficiency, the parties may agree to extend the cure period or either party may terminate the applicable portion of the Work Order. If either party chooses to terminate a portion of the Work Order, Agency shall, as Company’s sole and exclusive remedy, refund any pre-paid fees for Services not yet rendered by Agency as of the date of any such termination.

d.    The Agency will require Company’s written approval before ordering production materials, making contracts with suppliers, and making reservations or contracts for media space or time and talent. Agency will promptly notify Company of all materials, space and/or time ordered and amendments thereto. Company will designate in writing to whom, in addition to its Vice President, Marketing if any, may sign approvals and authorizations.

6.    Representations and Warranties.

a.    Agency Represents and Warrants:

i.    Agency and its employees, subcontractors, agents and representatives shall perform all of the Services in a professional manner and in accordance with the commercial industry standards.

ii.    Agency and its employees, subcontractors, agents and representatives shall, at all times, comply with all applicable federal, state and local laws, regulations and ordinances, and be duly licensed and otherwise authorized to perform the Services.

iii.    The Services and Deliverables shall not infringe or violate any U.S. copyright, trademark, trade secret or other proprietary or privacy right of a third party.
iv.    Agency shall take such reasonable actions with its employees and agents to effectuate the intent of Section 10 and the confidentiality obligations imposed by this Agreement, including but not limited to advising each permitted employee to whom Confidential Information is disclosed of his/her obligations regarding confidentiality and non-use of such information.

b.    Company Represents and Warrants:

i.Company and any information, data, or materials that Company provides to Agency shall not infringe or violate any U.S. copyright, trademark, trade secret or other proprietary or privacy right of a third party.

ii.Company and its employees, subcontractors, agents and representatives shall, at all times, comply with all applicable federal, state and local laws, regulations and ordinances.

iii.Company shall take such reasonable actions with its employees and agents to effectuate the intent of Section 10 and the confidentiality obligations imposed by this Agreement, including but not limited to advising each permitted employee to whom Confidential Information is disclosed of his/her obligations regarding confidentiality and non-use of such information.

iv.Company shall assist and cooperate with Agency and Agency’s personnel whenever reasonably necessary by making Company’s personnel available to Agency for consultation and providing other information and data required for the performance of the Services.

v.Company shall be responsible for the accuracy, completeness and propriety of information concerning its products, services and customers which it furnishes to Agency in connection with the performance of this Agreement, and when applicable, Company represents and warrants that it has or will have, through written agreements with its employees, agents, representatives, and third party providers, all releases, licenses, permits or other authorization to use copyrighted materials, data, and any other property or rights belonging to third parties for items that Company provides to Agency for use by Agency in performing Services and/or preparing Deliverables for or on behalf of Company.

c.    Disclaimer: EXCEPT AS EXPRESSLY PROVIDED HEREIN, AGENCY MAKES NO WARRANTY, EXPRESS OR IMPLIED, REGARDING THE DELIVERABLES OR

SERVICES TO BE PROVIDED HEREUNDER OR THAT ANY SOFTWARE OR OTHER ELECTRONIC DEVICES PROVIDED OR WEBSITE HOSTED BY AGENCY WILL BE ERROR FREE OR OPERATE WITHOUT INTERRUPTION AND THE WARRANTIES OF TITLE, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED. FURTHERMORE, NOTWITHSTANDING ANYTHING TO THE CONTRARY, AGENCY SHALL NOT BE LIABLE IN ANY MANNER FOR DELAYS IN DELIVERY OR INSTALLATION OR INSERTION THAT ARE NOT THE DIRECT RESULT OF AGENCY’S GROSS NEGLIGENCE AND AGENCY SHALL NOT WARRANT ANY SERVICES OR DELIVERABLE RELATED THERETO TO THE EXTENT ANY NON-CONFORMANCE IS CAUSED BY: (I) COMPANY’S MISUSE OR MODIFICATION OF THE SERVICES OR DELIVERABLE WITHOUT THE PRIOR WRITTEN CONSENT OF AGENCY; (II) COMPANY’S FAILURE TO USE CORRECTIONS OR ENHANCEMENTS MADE AVAILABLE; (III) COMPANY’S USE OF THE SERVICES OR WORK PRODUCT RELATED THERETO IN COMBINATION WITH ANY PRODUCT OR INFORMATION NOT OWNED OR DEVELOPED BY AGENCY; OR (IV) INFORMATION, DIRECTION, SPECIFICATION OR MATERIALS PROVIDED BY COMPANY, OR ANY THIRD PARTY. COMPANY ACKNOWLEDGES THAT AGENCY HAS NO CONTROL OVER INFORMATION AND MATERIALS ONCE THEY HAVE BEEN PUBLISHED, RELEASED OR POSTED IN THE PUBLIC DOMAIN AS REQUESTED OR APPROVED BY COMPANY, INCLUDING, WITHOUT LIMITATION, VIA SEEDING MATERIALS ON SOCIAL NETWORKING, VIDEO SHARING WEBSITES, THE USE OF INTERNET-BASED “WIDGETS” OR ANY OTHER PLATFORMS THAT MAKE USE OF USER-GENERATED CONTENT NOR DOES AGENCY HAVE ANY CONTROL OVER PRIVACY DISCLOSURES ON THIRD PARTY SITES OR THIRD PARTY DISCLOSURES GENERALLY. AS SUCH, AGENCY SHALL NOT BE RESPONSIBLE FOR ENSURING THE CONTENT OR ACCURACY OF WHAT ANY THIRD PARTY PUBLISHES OR FOR ANY OTHER THIRD PARTY ACTIONS.

7.    Indemnification.

a.    Each party (the “Indemnifying Party”) shall indemnify, defend and hold harmless the other party, its parent, affiliates and their respective employees, directors, officers, members, managers, shareholders, agents, successors, and permitted assigns (collectively, “Indemnitees”), from and against any third party claims, suits, demands, actions, fines, penalties, liabilities, judgments, losses, damages, injuries, costs and expenses (including reasonable attorneys’ fees and costs) (individually and collectively, “Liabilities”) resulting from: (a) claims for intellectual property infringement or misappropriation of trade secrets, and/or invasion of privacy; (b) breach of any obligation, representation, or warranty in this Agreement; or (c) the gross negligence or willful misconduct of the Indemnifying Party or its employees, agents, representatives, or subcontractors.

b.    Further, Company shall indemnify, defend and hold harmless Agency and its Indemnitees from and against any Liabilities resulting from: (i) any media plan or other service prepared and executed by Agency which was approved by Company; (ii) advertising or other materials or information supplied by Company or its representatives to Agency; (iii) the nature or use of any of Company’s products or services; and (iv) any risks or restrictions brought to the attention of Company by Agency where Company elects to proceed. Company’s obligations under this Section include payment by Company to Agency of all time charges and expenses (including reasonable attorneys’ fees and expenses) incurred by Agency in connection with any subpoena, discovery demand or other directive having the force of law or governmental inquiry, served upon Agency or any Agency Indemnitees that arises out of any litigation, proceedings or investigations involving Company, its business or its industry.

c.    Within ten (10) days of the assertion of any claim or the commencement of any suit or proceeding against an indemnified party by a third party that may give rise to liability of the indemnitor hereunder, the indemnified party shall notify the indemnitor of the existence of such claim, suit or proceeding and shall give the indemnitor a reasonable opportunity to defend and/or settle the claim at indemnitor’s own expense and with counsel of indemnitor’s own selection. The indemnified party shall at all times have the right to fully participate, at its own expense, in any settlement that it reasonably believes would have an adverse effect on its business. The indemnified party shall make available to the indemnitor all books and records relating to a claim, suit or proceeding, and the parties agree to render to each other such assistance as reasonably may be requested to ensure a proper and adequate defense. The indemnified party shall not settle any claim, suit or proceeding that might give rise to liability of the indemnitor hereunder without the prior written consent of the indemnitor.

d.     Should the Services or Deliverables become, or in the reasonable opinion of Agency be likely to become, the subject of infringement of a third party’s intellectual property rights, Agency shall have the right to procure for Company (a) the right to continue using the same, or (b) replace or modify it to make it non-infringing, provided that the replacement or modification performs substantially similar functions and matches or exceeds the performance and functionality of the original Services or Deliverable. In the event that neither (a) nor (b) above is commercially practicable, Agency shall refund the fees paid by Company to Agency for such Services or Deliverables, and such refund shall be Company’s sole remedy hereunder.

8.    Insurance. Without limiting or qualifying Agency’s liabilities, obligations or indemnities otherwise set forth in this Agreement, Agency shall, at Agency’s sole expense and with companies reasonably acceptable to Company, maintain insurance coverage as follows:

a. Commercial General Liability Insurance with coverage for bodily injury or death or property damage with limits of liability of not less than one million dollars ($1,000,000) per occurrence. This coverage shall name Papa Murphy’s International LLC and its affiliates as additional insureds via endorsement.

b.Business Automobile Liability Insurance, including owned, non-owned, and hired vehicles, with limits of liability of not less than one million dollars ($1,000,000) per occurrence. This coverage shall name Papa Murphy’s International LLC and its affiliates as additional insureds via endorsement.

c.Professional Liability insurance (including errors and omissions coverage) with liability limits not less than one million ($1,000,000) per occurrence.

d.Workers’ Compensation Insurance in compliance with state statutory minimums.

e.Agency shall provide Company with properly executed certificate(s) of insurance prior to commencement of any Services hereunder and shall notify Company, no less than thirty (30) days in advance, of any reduction or cancellation of the above coverages. Such certificates shall be sent to the attention of Company at the address forth in Section 13 of this Agreement. Additionally, any insurance maintained by Company shall be excess and non-contributing and any insurance provided by Agency shall be primary.

9.    Limitations of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, IN NO EVENT SHALL COMPANY OR AGENCY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, LOST PROFITS, LOST SALES OR ANTICIPATED ORDERS, OR DAMAGES FOR LOSS OF GOODWILL UNDER THIS AGREEMENT, EVEN IF A PARTY WAS INFORMED OR KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS. THIS LIMITATION APPLIES REGARDLESS OF WHETHER SUCH DAMAGES, CLAIM OR LOSS ARE SOUGHT BASED ON BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATION, OR ANY OTHER LEGAL OR EQUITABLE THEORY. COMPANY AGREES THAT (I) AGENCY’S LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE AMOUNTS ACTUALLY RETAINED BY AGENCY AS ITS FEE FOR THE DELIVERABLES OR SERVICES WITH RESPECT TO WHICH THE CLAIM IS MADE, AND (II) CLAIMS FOR DAMAGES MUST BE MADE BY CUSTOMER WITHIN ONE (1) YEAR OF THE INCIDENT TO WHICH THEY RELATE OR BE FOREVER BARRED. EACH PARTY SHALL USE REASONABLE EFFORTS TO MITIGATE ANY LOSSES ARISING UNDER THIS AGREEMENT.

10.    Confidential Information.

a.    Obligations With Respect to Confidentiality. During the term of this Agreement and for a period of two (2) years after the latter of (i) the termination of this Agreement, or (ii) the termination of the final Services, each party acknowledges and agrees that it (the “Receiving Party”) shall not use or disclose to anyone, other than officers, employees, members, manager, directors or representatives of the Receiving Party with a need to know for purposes of this Agreement, any Confidential Information disclosed to the Receiving Party by the other party (the “Disclosing Party”). For purposes of this Agreement, the term “Confidential Information” shall mean and include any non-public financial, operational, technical and other information relating to the present and future businesses and affairs of the Disclosing Party and its affiliates, whether such information is provided in written, oral, graphic, pictorial or recorded form or stored on computer discs, hard drives, magnetic tape or digital or any other electronic medium. The confidentiality obligations herein shall not apply to any such information (i) which is or becomes publicly known without any fault of or participation by the Receiving Party, (ii) was in Receiving Party’s possession prior to the time it was received from Disclosing Party or came into Receiving Party’s possession thereafter, in each case lawfully obtained from a source other than Disclosing Party and not subject to any obligation of confidentiality or restriction on use, or (iii) is required to be disclosed by judicial, arbitral or governmental order or process or operation of law, in which event the Receiving Party shall notify the Disclosing Party of the requirement of disclosure before making such disclosure, if allowed by applicable law, and shall comply with any protective order or other limitation on disclosure obtained by the Disclosing Party; or (iv) is independently developed by the Receiving Party by persons not having exposure to Disclosing Party’s Confidential Information.

b.    Ownership of Confidential Information. Confidential Information shall remain the exclusive property of the Disclosing Party and no patent, copyright, trademark or other proprietary right is licensed, granted or otherwise transferred by this Section 10 or any disclosure of Confidential Information to the Receiving Party.

c.    Return or Destruction of Confidential Information. Receiving Party agrees to return to the Disclosing Party, or to destroy, any and all Confidential Information received pursuant to this Agreement, together with all copies that may have been made, promptly upon request of the Disclosing Party or, if not requested earlier, upon completion of the Services or termination of this Agreement. Upon return or destruction of Confidential Information or any copies thereof, the Receiving Party shall certify in writing to the Disclosing Party that such destruction has occurred. Notwithstanding the foregoing, Agency may retain copies as necessary for archival purposes.

d.    Injunctive Relief. Both parties acknowledge that any use or disclosure of the other party’s Confidential Information in a manner inconsistent with the provisions of this Agreement may cause the Disclosing Party irreparable damage for which remedies other than injunctive relief may be inadequate, and both parties agree that the Disclosing Party may request injunctive or other equitable relief seeking to restrain such use or disclosure.

e.    Aggregate Statistics and General Trend Data. Notwithstanding anything to the contrary set forth in this Agreement, Company acknowledges and agrees that Agency and its affiliates may collect and retain anonymous information about users of Company’s and other third party web sites and may use data derived from Company’s use and Agency's performance of the Services (i) to compile aggregate statistics, metrics and general trend data for the enhancement and optimization of Company’s campaigns and for marketing, promotional, and analytics purposes, and (ii) in an aggregate, anonymous agency database used for trending, analytics and media planning purposes for Company and other agency clients, provided that Company will not be identified to any third party in connection therewith and under no circumstances will Agency provide any Company Confidential Information to any other client in connection with such use.

11.    Assignment; Delegation. Neither party may assign this Agreement or any Work Order or Change Order executed in connection herewith or delegate any of its rights or obligations hereunder without the express written consent of the other party, except that: (a) Agency can assign this Agreement in its sole discretion to its parent or any affiliate or subsidiary; and (b) a party may assign all of its rights and obligations to a third party who has acquired all or substantially all of the business or assets of such party related to the performance of this Agreement through a sale, merger, consolidation, reorganization or similar transaction. Any attempted assignment in violation of this Section 11 shall be void. Except as set forth above, this Agreement shall inure to the benefit of and be binding upon the parties, their successors and permitted assigns.

12.    Force Majeure. Except for Company’s payment obligations hereunder, neither party will incur any liability to the other party resulting from any delay or failure to perform all or any part of this Agreement if such delay or failure is caused, in whole or in part, by events, occurrences or forces beyond the reasonable control and without the negligence of such party (including, without limitation, any act of God, fire, natural disaster, accident, riots, acts of government, acts of war or terrorism, cyber attack, malicious act of third parties, shortage of materials or supplies, failure of transportation or communications or of suppliers of goods or services). In addition, Agency shall endeavor to guard against any loss to Company as the result of the failure of media or suppliers to properly execute their commitments, but Agency shall not be responsible for any such failure.

13.    Notices. Except as otherwise provided herein, all notices or other communications to be given or that may be given by either party to the other shall be deemed to have been duly given when made in writing and delivered in person, by facsimile, email correspondence; or one business day after being sent by recognized overnight courier or five days after deposit in the United States mail, certified, postage prepaid, return receipt requested and addressed as follows:

TO AGENCY:                TO COMPANY:
GroupM Worldwide Inc.        Murphy’s Marketing Services, Inc.
(d/b/a Modi Media)            8000 NE Parkway Drive
200 5th Avenue                Suite 350
New York, NY 10010            Vancouver, WA 98662
Attn: Mindy Welsh            Attn: Shannon Pedersen, Media Strategy Director
Telephone: (212) 474-0242        Telephone: (360) 449-4159
Facsimile: (360) 260-0500

With a Copy to:
Murphy’s Marketing Services, Inc.
8000 NE Parkway Drive, Suite 350
Vancouver, WA 98662
Attn: Legal Department
Facsimile: 360-397-6665

The address to which notices or communications may be given to either party may be changed by written notice given by one party to the other pursuant to this section.

15.    Subcontracting.
a.    Agency shall not subcontract any Services or Deliverables to be performed without Company’s prior written consent. In the event that Company approves the use of a subcontractor, Agency agrees to do so in compliance with the following conditions:
i.Agency guarantees its subcontractor’s fulfillment of the applicable obligations imposed on Agency by this Agreement.
ii.Agency shall promptly pay all costs of labor employed and materials and services furnished and used in the performance of the Services and shall not allow or permit any lien to be filed against Company or any of Company’s real or personal property.
b.    The term "subcontractor" shall not include third party production companies, photographers, stock houses, shipping companies, technology companies, hosting companies, media providers and other vendors engaged by Agency to assist Agency in the completion of or provide services where such assistance is incidental, ancillary or supplemental to the services hereunder ("Vendors"). Agency will endeavor to the best of its ability to guard against the failure of Vendors to properly execute their commitments hereunder but Agency shall not be held responsible for any failure on the part of (i) any Vendor or (ii) any subcontractor that Company requires or directs Agency to engage or that performs services that Company requires or directs Agency to subcontract.
16.    Waivers and Amendments. Waiver by either party of any default by the other party shall not be deemed a waiver of any other default. No provision of this Agreement or any Work Order or Change Order shall be deemed waived, amended or modified by either party, unless such waiver, amendment or modification is in writing and signed by authorized representatives of both parties.

17.    Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

18.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Washington without regard to its conflicts of law principles. Either party may give the other party written notice of any dispute not resolved in the normal course of business.

Within ten (10) business days after delivery of the disputing party’s notice, the executives or any persons authorized to resolve the dispute of both parties will meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to amicably resolve the dispute in good faith. All reasonable requests for information made by one party to the other will be honored. All negotiations pursuant to this section are confidential. If the parties continue to be unable to resolve the dispute within thirty (30) business days from the first meeting, either party may initiate litigation proceeding. The parties agree that in the event that any suit or proceeding is brought in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs, such suit or proceeding shall be brought in the state or federal courts of and the parties shall submit to the exclusive jurisdiction of such courts and waive any and all jurisdictional, venue and inconvenient forum objections to such courts.

19.    Severability. If any provisions, or any portion of any provision, contained in this Agreement is determined to be invalid under any statute or rule of law, then it shall, to that extent alone, be deemed omitted, and the remainder of this Agreement shall remain in full force and effect.

1.
Entire Agreement. This Agreement, including any applicable Work Orders and Change Orders, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements, understandings, proposals and communications, oral or written, regarding such subject matter.

2.
Representation of Counsel and Mutual Negotiation. Each party has had the opportunity to be represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction, and construction of the parties, at arm’s length, with the advice and participation of counsel, and shall be interpreted in accordance with its terms without favor to either Papa Murphy’s or Agency.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

AGENCY:    COMPANY:

GroupM Worldwide, Inc (d/b/a Modi Media)	MURPHY’S MARKETING SERVICES, INC.

By: /s/ Ralph Pepino        By: /s/ Cynthia Hofmann
Name: Ralph Pepino        Name: Cynthia Hofmann
(Print Name)            (Print Name)
Title: CFO        Title: VP Marketing Communications

EXHIBIT A
WORK ORDER
TO
MASTER MARKETING AGREEMENT

THIS WORK ORDER (“WO”) dated the _____ day of _____________, 20___, is attached to and made a part of that certain Master Marketing Agreement dated ___________ (the “Marketing Agreement”), by and between GroupM Worldwide, Inc (d/b/a Modi Media), a Delaware corporation (“Agency”), and Murphy’s Marketing Services, Inc., a Florida corporation (“Company”). All defined terms used herein shall have the meaning ascribed to such terms as set forth in the Marketing Agreement unless otherwise defined herein.

1.    Agency’s personnel who will perform the Services:

2.    Description of Services:

3.    Estimated Timetable for Services:

4.    Deliverables to be furnished by Agency’s personnel:

5.    Assumptions and Company Responsibilities:

6.    Compensation for Services shall be:

7.    Deviations from Marketing Agreement (describe provisions in this WO which shall override the terms of the Marketing Agreement, if any):

Exhibit A    Page 1

8.    Other provisions:

Agreed to and Accepted by the Parties:

AGENCY:    COMPANY:

GroupM Worldwide, Inc (d/b/a Modi Media)	MURPHY’S MARKETING SERVICES, INC.

By:         By:
Name:         Name:
(Print Name)            (Print Name)
Title:         Title:

Exhibit A    Page 2

EXHIBIT “B”
CHANGE ORDER NO. _________
TO
WORK ORDER NO. ________

THIS CHANGE ORDER (“CO”) is dated __________________, 20____, and is attached to and made a part of that certain Master Marketing Agreement dated _______________, 20__ (the “Marketing Agreement”) by and between _______________, a __________ limited liability company (“Agency”), and Murphy’s Marketing Services, Inc., a Florida corporation (“Company”).

This CO modifies, amends, changes and/or supplements Work Order No. _____, dated ____________, 20____, [which has been previously modified by WO/CO Nos. _____, _____ and _____,] as follows:

Work Order No. ______, as amended by the previously issued CO Nos. _____, _____ and ______, is in full force and effect, except as otherwise modified, amended or supplemented by this CO.

Agreed and Accepted:

AGENCY:    COMPANY:

GroupM Worldwide, Inc (d/b/a Modi Media)	MURPHY’S MARKETING SERVICES, INC.

By:         By:
Name:         Name:
(Print Name)            (Print Name)
Title:         Title:

Exhibit B    Page 1